INSURED MUNICIPAL SECURITIES TRUST
                       NEW YORK NAVIGATOR INSURED SERIES 3
                        AMENDED REFERENCE TRUST AGREEMENT

                  This Amended Reference Trust Agreement dated May 1, 1991 among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, United States Trust Company of New York, as Trustee and Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc., as Evaluator, amends that certain "Insured Municipal Securities Trust, 47th Discount Series and Series 20, and Subsequent Series, Trust Indenture and Agreement" dated June 16, 1989 (the "Indenture"), as amended by that certain "Insured Municipal Securities Trust, New York Navigator Insured Series 3, Reference Trust Agreement" dated June 28, 1990 among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, United States Trust Company, as Trustee and Standard & Poor's Corporation, as Evaluator (the "Reference Trust Agreement").


                                WITNESSETH THAT:


                  Pursuant to the provisions of Section 9.01 of the Indenture, the Depositors, Trustee and Evaluator hereby agree to amend the Reference Trust Agreement in order to correct certain typographical errors contained in that Agreement and to restate certain portions of that Agreement so as to reflect properly the intent of the parties hereto. The parties hereto, therefore, agree as follows:

                  That paragraphs (g) and (i) of Part II of the Reference Trust Agreement be amended in their entirety to read as follows:

                  "(g)     The First Settlement Date shall mean July 6, 1990.

                   (i) For the purposes of Section 4.02, the Evaluator shall receive for each evaluation of the Bonds in the Trust a minimum fee of $8, plus a fee of $0.25 for determining the aggregate value of each issue of Bonds in excess of 50 issues (treating separate maturities of Bonds as separate issues)."


                  IN WITNESS WHEREOF, the parties hereto have caused this Amended Reference Trust Agreement to be duly executed on the date first above written.


                         [Signatures on separate pages]

480138.1

                                                     BEAR, STEARNS & CO. INC.
                                                       Depositor


                                                     By:
                                                        -----------------------
                                                         Authorized Signator



STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this 1st day of May, 1991, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Bear, Stearns & Co. Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                                     --------------------------
                                                     Notary Public


480138.1
                                       -2-

                                                     GRUNTAL & CO. INCORPORATED
                                                       Depositor


                                                     By:
                                                        -----------------------
                                                        Authorized Signator



STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this 1st day of May, 1991, before me personally appeared George Bernard, to me known, who being by me duly sworn, said that he is an Authorized Signator of Gruntal & Co. Incorporated, one of the corporations described in and which executed the foregoing instrument, and that be signed his name thereto by authority of the Board of Directors of said corporation.



                                                     --------------------------
                                                     Notary Public


480138.1
                                       -3-

                                                 UNITED STATES TRUST COMPANY OF
                                                   NEW YORK, Trustee


                                                 By:
                                                    ---------------------------
                                                     Assistant Vice President



STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this ____ day of _______________________, 199_, before me personally appeared , to me known, who being by me duly sworn, said that he is an Authorized Signator of United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed ____________ name thereto by like authority.



                                                     -------------------------
                                                     Notary Public


480138.1
                                       -4-

                                               KENNY INFORMATION SYSTEMS, INC.,
                                                 Evaluator


                                                By:
                                                   ----------------------------
                                                   President


SEAL

ATTEST:


-------------------------------
Executive Vice President
  and Secretary


480138.1
                                       -5-